Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the common stock, par value $0.01 per share, of Societal CDMO, Inc., a Pennsylvania corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: June 27, 2022

Railroad Ranch Capital Master Fund, LP

By:	JDS Equity, LLC General Partner

By:	/s/ James D. Shelton, Jr.
	Name:	James D. Shelton, Jr.
	Title:	Manager

JDS Equity, LLC

By:	/s/ James D. Shelton, Jr.
	Name:	James D. Shelton, Jr.
	Title:	Manager

Railroad Ranch Capital Management, LP

By:	Railroad Ranch Capital Management GP, LLC General Partner

By:	/s/ James D. Shelton, Jr.
	Name:	James D. Shelton, Jr.
	Title:	Manager

Railroad Ranch Capital Management GP, LLC

By:	/s/ James D. Shelton, Jr.
	Name:	James D. Shelton, Jr.
	Title:	Manager

/s/ James D. Shelton, Jr.
James D. Shelton, Jr.